EXHIBIT 4.3

                                 AMENDMENT NO. 6
                                       TO
                          CONSULTING SERVICES AGREEMENT

THIS SIXTH AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated October 20, 2004 (the "Fifth Amendment"), is by and between Bartholomew International Investments Limited, Inc. (the "Consultant"), and NANNACO, Inc., a Texas corporation (the "Client").

RECITALS

         A. The Consultant and the Client entered into a Consulting Services Agreement dated November 17, 2003, a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

         B. The Consultant and the Client entered into an Amendment No. 1 to Consulting Services Agreement dated January 12, 2004, a copy of which is attached hereto as Exhibit B (the "First Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

         C. The Consultant and the Client entered into an Amendment No. 2 to Consulting Services Agreement dated February 18, 2004, a copy of which is attached hereto as Exhibit C (the "Second Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

         D. The Consultant and the Client entered into an Amendment No. 3 to Consulting Services Agreement dated March 15, 2004, a copy of which is attached hereto as Exhibit D (the "Third Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

         E. The Consultant and the Client entered into an Amendment No. 4 to Consulting Services Agreement dated April 9, 2004, a copy of which is attached hereto as Exhibit E (the "Fourth Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

F. The Consultant and the Client entered into an Amendment No. 5 to Consulting Services Agreement dated May 6, 2004, a copy of which is attached hereto as Exhibit F (the "Fifth Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

F. Client and Consultant wish to amend Section 2 of the Agreement to provide for additional consideration in exchange for additional consulting services.
                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and is hereby amended to read as follows:

"2.      Consideration.

         Client agrees to pay Consultant, as his fee and as consideration for services provided, 12,500,000 shares of common stock of the Client. By amendment dated January 12, 2004 Client agrees to pay Consultant an additional 15,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated February 18, 2004 Client agrees to pay Consultant an additional 10,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. Shares issued pursuant to this Second Amendment shall be issued to Terry Byrne, the natural person performing the consulting services for Client through Consultant. By amendment dated March 15, 2004 Client agrees to pay Consultant an additional 15,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated April 9, 2004 Client agrees to pay Consultant an additional 15,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated May 6, 2004 Client agrees to pay Consultant an additional 25,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated October 20, 2004 Client agrees to pay Consultant an additional 25,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8."

EXECUTED on the date first set forth above.

CLIENT:

NANNACO, INC.


By :
     ----------------------------------------
         Steve Careaga - CEO


CONSULTANT:

Bartholomew International Investments Limited, Inc.

By:
    ----------------------------------------
         Name: Terry Byrne

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